Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Michael McKenney, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Acquires the PAALGROUP

WESTFORD, Mass., April 4, 2016 - Kadant Inc. (NYSE: KAI) announced today that it has acquired all of the outstanding shares of RT Holding GmbH, the parent corporation of a group of companies known as the PAALGROUP (PAAL) for approximately 51 million Euros in cash, or approximately USD $58 million. PAAL manufactures channel balers and related equipment used in the processing of recyclable and waste materials. The company is headquartered in Germany and has operations in Germany, the United Kingdom, France, and Spain.

“Our acquisition of PAAL broadens our product portfolio and extends our presence deeper into recycling and waste management,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “With its strong aftermarket business and emphasis on product innovation, PAAL is an excellent fit with Kadant.”

Franzotto Hornung, president and chief executive officer of PAAL, commented, “We are excited to join Kadant and become a part of this dynamic organization. Kadant’s global platform and business model offers a number of exciting opportunities to extend PAAL’s leading market position in Europe to geographic regions around the globe.”

PAAL was founded in 1854 in Osnabrück, Germany. Its primary products include horizontal balers and conveyors used to process various materials including paper, plastic, and metal. The company is the leading European manufacturer of channel balers with a global presence. PAAL has 193 employees and revenues of approximately 48 million Euros for its fiscal year ended December 31, 2015.

About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenues of $390 million in fiscal 2015 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our customers, products, and technologies. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenue from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; the effect of currency fluctuations on our financial results; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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